UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd. Suite 400 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2022, CytomX Therapeutics, Inc. (the “Company”) entered into a consulting arrangement (the “Peterson Consulting Agreement”) with Amy Peterson, M.D., former President and Chief Operating Officer of the Company, effective as of September 13, 2022, pursuant to which Dr. Peterson will provide biotechnology consulting services to the Company, including clinical development services and other consulting advice pertaining to her previous role at the Company, at a rate of $500 per hour. The Peterson Consulting Agreement has a term of one year and may be terminated by either party with 30 days notice.

On September 9, 2022, the Company entered into a consulting arrangement (the “Campoy Consulting Agreement”) with Carlos Campoy, the Company’s SVP, Chief Financial Officer, effective as of October 1, 2022, pursuant to which Mr. Campoy will provide biotechnology and financial consulting services, including consulting advice pertaining to his previous role at the Company, at a rate of $500 per hour. The Campoy Consulting Agreement has a term of one year and may be terminated by either party with 30 days notice.

The foregoing descriptions of the Peterson Consulting Agreement and the Campoy Consulting Agreement are qualified in their entirety by reference to the full text of the Peterson Consulting Agreement and the Campoy Consulting Agreement which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: September 13, 2022	By:	/s/ Lloyd Rowland
Lloyd Rowland
Senior Vice President, General Counsel